EXHIBIT 99.1
Eye Safety Systems, Inc.
Financial Statements as of and for the
Year Ended December 31, 2006, and
Independent Auditors’ Report

EYE SAFETY SYSTEMS, INC.
TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2006:

Balance Sheet	2

Statement of Income	3

Statement of Stockholders’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6–11

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
Eye Safety Systems, Inc.:
We have audited the accompanying balance sheet of Eye Safety Systems, Inc. (the “Company”) as of December 31, 2006, and the related statement of income, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of Eye Safety Systems, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California

March 27, 2007

EYE SAFETY SYSTEMS, INC.
BALANCE SHEET
AS OF DECEMBER 31, 2006

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$748,072
Accounts receivable, net of allowance for doubtful accounts of $10,000	3,298,337
Other receivables	275,130
Inventory	945,594
Prepaid expenses	151,743

Total current assets	5,418,876

PROPERTY AND EQUIPMENT—Net	786,150

INTANGIBLE ASSETS—Net	98,830

TOTAL	$6,303,856

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,115,724
Accrued expenses	992,740
Accrued bonus payable	4,417,829
Related party note payable	775,000
Accrued stockholder bonus	110,652

Total current liabilities	7,411,945

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value, 8,500,000 shares authorized, 1,514,350 shares issued and outstanding	1,403
Paid in capital in excess of par value	2,738,899
Accumulated deficit	(3,848,391)

Net stockholders’ equity	(1,108,089)

TOTAL	$6,303,856

See notes to financial statements.

EYE SAFETY SYSTEMS, INC.
STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2006

SALES	$43,663,690

COST OF SALES	19,391,886

GROSS PROFIT	24,271,804

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	16,159,179

INCOME FROM OPERATIONS	8,112,625

OTHER INCOME:
Interest and dividend income	73,226
Other	70,415

Total other income	143,641

NET INCOME	$8,256,266

See notes to financial statements.

EYE SAFETY SYSTEMS, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2006

			Paid-In	Retained
			Capital In	Earnings/
	Common Stock		Excess of	Accumulated
	Shares	Amount	Par Value	Deficit	Net
BALANCE—December 31, 2005	1,514,350	$1,403	$2,738,899	$4,605,114	$7,345,416

Net income				8,256,266	8,256,266

Distributions				(16,709,771)	(16,709,771)

BALANCE—December 31, 2006	1,514,350	$1,403	$2,738,899	$(3,848,391)	$(1,108,089)

See notes to financial statements.

EYE SAFETY SYSTEMS, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,256,266
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	127,609
Provision for losses on accounts receivable	10,786
Changes in operating assets and liabilities:
Accounts receivable	3,674,014
Other receivables	(275,130)
Inventory	(790,032)
Prepaid expenses	(89,478)
Accounts payable	345,229
Accrued expenses	646,939
Accrued bonuses payable	4,417,829
Accrued shareholder bonus	110,652

Net cash flows provided by operating activities	16,434,684

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale of investments	390,667
Purchase of property and equipment	(225,334)
Capitalization of patent costs	(42,375)

Net cash flows provided by investing activities	122,958

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of related party note payable	775,000
Distributions paid	(16,709,771)

Net cash flows used in financing activities	(15,934,771)

NET CHANGE IN CASH	622,871

CASH—Beginning of year	125,201

CASH—End of year	$748,072

See notes to financial statements.

EYE SAFETY SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2006
1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations—Eye Safety Systems, Inc. (the “Company”) was formed January 1, 1998, as a Delaware corporation. The Company designs, contracts, and sells high-quality eye safety equipment to customers in the United States of America and foreign markets, who distribute primarily to the U.S. and British militaries, law enforcement, and fire and rescue units.

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents—The Company considers all highly liquid investments with a maturity of three months or less from the purchase date to be cash equivalents.

Concentration Risks—The Company is subject to significant concentrations of credit risk, primarily from its cash and cash equivalents and accounts receivable. The Company invests its cash equivalents with financial institutions with high credit standing. At December 31, 2006, the majority of the Company’s cash and cash equivalents were held at financial institutions in the United States of America that are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregate approximately $648,072 as of December 31, 2006.

The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current creditworthiness. The Company continually monitors customer collections and maintains an allowance for estimated credit losses based on historical experience and any specific customer collection issues that have been identified. Historically, such credit losses have generally been within the Company’s estimates. At December 31, 2006, the Company had two customers whose outstanding accounts receivable balance was greater than 10% of the total outstanding accounts receivable. Sales to those two customers accounted for 10% and 56% of the Company’s fiscal 2006 sales and make up 27% and 25% of the accounts receivable balance at December 31, 2006.

The Company purchases 100% of its products from Smith Sport Optics, Inc. (“Smith”).

Accounts Receivable—The majority of the Company’s accounts receivable are due from customers who distribute to various militaries, along with various U.S. municipal entities. Credit is extended based on an evaluation of a customer’s financial condition and collateral is not required. At December 31, 2006, accounts receivable past due greater than 90 days were $28,970. Interest does not accrue on outstanding accounts receivable.

Inventory—Inventory is valued at the lower of cost or market. The Company determines cost by specific identification.

Property and Equipment—Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the assets useful lives, which range from three to ten years. Construction-in-progress is not depreciated. When construction is complete, the asset will be transferred to the appropriate category and depreciated. The estimated lives used in determining depreciation are:

Automobiles	5 years
Furniture and fixtures	3-5 years
Machinery and equipment	10 years
Long-Lived Assets—The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposition of Long-Lived Assets. In accordance with SFAS No. 144, the Company assesses its long-lived assets for potential impairment whenever events or changes in circumstances indicate that the asset’s carrying value may not be recoverable. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). Once the carrying amount of a long-lived asset (asset group) is deemed to no longer be recoverable, an impairment loss would be recognized equal to the difference between the current carrying amount and the fair value of the long-lived asset (asset group). The Company determined that there was no impairment loss as of December 31, 2006.
Fair Value of Financial Instruments—SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. At December 31, 2006, the Company believes that the carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of the short maturity of these financial instruments.
Revenue Recognition—Revenues are recognized upon shipment by Smith to customers, or based upon the shipping terms per the contract, at which time transfer of title occurs, risk of loss passes to the customer and collectibility is reasonably assured. Shipping and handling costs charged to customers are included in revenues. Taxes collected from the Company’s customers have been recorded on a net basis. Allowances for estimated returns are provided when product revenues are recorded based on historical experience and are reported as reductions in product revenues. Allowances for doubtful accounts are reported as a component of selling, general, and administrative expenses when they arise.
Advertising—Advertising costs are expensed as incurred and were $338,797 for the year ended December 31, 2006, respectively.
Research and Development Costs—The Company incurred research and development expenses of $232,019 for the year ended December 31, 2006.
Income Taxes—Effective January 1, 2004, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal and state income taxes on the Company’s taxable income.
The Company is subject to tax on the gain recognized between the adjusted tax bases of assets and the fair market value of assets at the date the Company became an S corporation. This tax would be assessed on approximately $10.5 million and is only imposed if a sale of the assets occurs prior to January 1, 2014. The Company entered into an asset purchase agreement with Oakley, Inc. on November 21, 2006, which was consummated on January 12, 2007.

Comprehensive Income—For the year ended December 31, 2006, there was no difference between the Company’s net income and comprehensive income.
Recent Accounting Pronouncements—In November 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, Inventory Costs, an Amendment of ARB No. 43, Chapter 4. SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) should be recognized as current-period charges and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. SFAS No. 151 is effective for years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have a significant impact on the Company’s financial position or results of operations.
In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment. SFAS No. 123R requires that companies recognize compensation expense equal to the fair value of stock options or other share-based payments over the requisite service period. The Company adopted this standard during the fiscal year ended December 31, 2006, using the modified prospective method. As the Company does not issue any form of share-based payment, the adoption of SFAS No. 123R did not have any impact on the Company’s financial position or results of operations.
In November 2005, the FASB issued FASB Staff Position No. SFAS 123R-3, Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards. The Company has elected to adopt the alternative transition method provided in the FASB Staff Position for calculating the tax effects of stock-based compensation pursuant to SFAS No. 123R. The alternative transition method includes computational guidance to establish the beginning balance of the additional paid-in capital pool related to the tax effects of employee stock-based compensation and a simplified method to determine the subsequent impact on the additional paid-in capital pool for employee stock-based awards that are vested and outstanding upon the adoption of SFAS No. 123R.
In May 2005, the FASB issued SFAS No. 154, Accounting for Changes and Error Corrections, which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 applies to all voluntary changes in accounting principles and requires retrospective application (a term defined by the statement) to prior periods’ financial statements, unless it is impracticable to determine the effect of a change. It also applies to changes required by an accounting pronouncement that does not include specific transition provisions. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a significant impact on the Company’s financial position or results of operations.
In June 2006, the FASB issued FASB Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material effect on its financial position or results of operations.
In June 2006, the FASB ratified the consensus reached on Emerging Issues Task Force (“EITF”) Issue No. 06-03, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (that is, Gross versus Net Presentation). The EITF reached a consensus that the presentation of taxes on either a gross or net basis is an accounting policy decision that requires disclosure. EITF 06-03 is effective for the first interim or annual reporting period beginning after December 15, 2006. Taxes collected from the Company’s customers are and have been recorded on a net basis. The Company has no intention of modifying this accounting policy. As such, the adoption of EITF 06-03 will not have an effect on the Company’s financial position or results of operations.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not expect the adoption of SFAS No. 157 to have a material effect on its financial position or results of operations.
2.	INVENTORY
Inventory at December 31, 2006, is as follows:

Raw Materials	$596,600
Finished goods	441,812
Reserve for excess and obsolescence	(92,818)

Total inventory	$945,594

3.	PROPERTY AND EQUIPMENT
Property and equipment at December 31, 2006, includes the following:

Automobile	$33,428
Furniture and fixtures	179,150
Machinery and equipment	775,074
Construction in progress	199,854

1,187,506

Accumulated depreciation	(401,356)

Total property and equipment	$786,150

Depreciation expense was $125,149 for the year ended December 31, 2006.
4.	INTANGIBLE ASSETS
Patents—The Company has developed nine patents for safety goggles. Costs incurred for submitting the applications to the United States Patent and Trademark Office for these patents have been capitalized. As of December 31, 2006, five of the patent applications have been approved. Patent costs for approved patents are being amortized using the straight-line method over a 20 year period. Patents are not amortized until approved.
Patents at December 31, 2006, consist of the following:

Patents	$108,306
Accumulated depreciation	(9,476)

Total patents	$98,830

Amortization expense for the year ended December 31, 2006, was $2,460. Future estimated annual amortization expense for intangible assets as of December 31, 2006, is $5,415 annually for the years ending December 31, 2007 through 2011.
5.	ACCRUED EXPENSES
Accrued expenses at December 31, 2006, includes the following:

Accrued consultant fees	$900,000
Other accruals	92,740

Total accrued expenses	$992,740

6.	CONTRACT MANUFACTURING AGREEMENT
The Company entered into an agreement with Smith on July 1, 2001, which was amended on June 25, 2004, and October 30, 2006. The agreement provides that Smith will manufacture the products and related accessories as outlined in the agreement for the benefit of the Company and the Company agrees to purchase all of its requirements from Smith. The initial term of this agreement ends on December 31, 2007.
The relationship of Smith to the Company is that of an independent contractor. Smith warranties its product for one year after the time of purchase.
The Company will provide to Smith, on a monthly basis, a forecast of its anticipated orders by product for the following three calendar months. Smith agrees to maintain certain minimum agreed upon levels of products by categories, to be reviewed by both parties from time to time and can be adjusted by mutual agreement. The Company has minimum annual order requirements for each product type as specified in the agreement. Upon request from Smith, the Company shall purchase all products contained in the stock inventory (finished goods) to the extent such products exceed the Company’s projected sales requirements for such product for a 120-day period.
At times, Smith will request that the Company purchase inventory even if the stock inventory on hand does not exceed the Company’s projected sales requirements for a 120-day period in order to improve Smith’s short-term cash flows.
At December 31, 2006, the Company estimates stock inventory at Smith to be $2,988,450. This amount exceeded the 120-day projected sales requirements at December 31, 2006, by $90,196. The Company has been billed for the excess inventory held by Smith and such amount is included in inventory as of December 31, 2006.
7.	RETIREMENT PLAN
The Company sponsors a 401(k) retirement plan covering substantially all full-time employees meeting minimum eligibility requirements. The Company does not match employee contributions.

8.	RELATED-PARTY TRANSACTIONS
Office Building and Lease—In November 2005, the Board of Directors approved the sale of the Company’s building and land to two majority stockholders for $1,355,832, the amount of the original purchase in November 2004. In December 2005, the Company realized that the stockholders should also have purchased the various improvements made to the building at cost. At December 31, 2005, a receivable from stockholders was recorded in the amount of $172,729 and the assets were transferred. The gain on disposal of assets recorded on the statement of income relates entirely to the sale of the building, land, and improvements.
After the sale, the Company signed an agreement with the two stockholders to lease office space for the next two years expiring November 30, 2007, including a five-year option. The monthly rent is $5,000 and the Company is also responsible for real estate taxes, insurance, and utilities. During the year ended December 31, 2006, the Company paid rent to the stockholders of $55,000.
The Company’s future minimum lease payments required under operating leases at December 31, 2006, are as follows:

Year Ending
December 31

2007	$55,000
Stockholders’ Salaries and Bonuses—Five stockholders are employees of the Company, including the majority stockholder. Salaries and bonuses were paid to the five stockholders in the amount of $2,309,287 for December 31, 2006. In addition, a stockholder bonus was accrued at December 31, 2006, totaling $110,652.
Stockholder Note Payable—At December 31, 2006, the Company had an outstanding stockholder note payable of $775,000. The proceeds were used for general operating purposes. The note was repaid on January 11, 2007.
9.	COMMITMENTS AND CONTINGENCIES
Litigation—The Company is involved from time to time in litigation or claims arising in the ordinary course of its business. While the ultimate liability, if any, arising from these claims cannot be predicted with certainty, the Company believes that the resolution of these matters will not have a material adverse effect on the Company’s financial statements.
10.	SUBSEQUENT EVENT
In accordance with the asset purchase agreement entered into on November 21, 2006, on January 12, 2007, Oakley, Inc. acquired substantially all of the assets of the Company for approximately $110 million cash, subject to certain indemnities and post-closing adjustments.
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